EXHIBIT 99.1

Trulia Reports First Quarter 2014 Results

Record subscriber additions of over 7,000 agents; audience trending to nearly 50m monthly UVs

SAN FRANCISCO, April 29, 2014 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for home buyers, sellers, renters and real estate professionals, today announced financial results for the first quarter ended March 31, 2014.

“In Q1 we added more than 7,000 subscribers, which is a record for the company and continues to demonstrate the momentum we are gaining amongst agents who want to connect with transaction-ready buyers and sellers,” said Pete Flint, Chief Executive Officer of Trulia. “In the real estate category, agents want to be in front of the most qualified consumers where they receive high quality leads. We now have approximately 66,700 agents using Trulia to drive their business, build a pipeline of clients and close more deals by reaching the nearly 50 million unique visitors that are expected to come to Trulia in the month of April.”

Financial Highlights – First Quarter 2014 (financials include Market Leader)

•	Total revenue for the first quarter of 2014 was $54.5 million, up 127% year-over-year.

•	Marketplace revenue of $45.8 million, up 155% year-over-year.

•	Media revenue of $8.7 million, up 45% year-over-year.

•	Net loss attributable to common stockholders for the first quarter of 2014 was $15.2 million, or $0.41 per share on a basic and diluted basis, compared with a net loss of $2.0 million, or $0.07 per share on a basic and diluted basis, for the first quarter of 2013.

•	Adjusted EBITDA for the first quarter of 2014 was $2.8 million, compared with $1.2 million for the first quarter of 2013.

•	Adjusted net loss attributable to common stockholders for the first quarter of 2014 was $5.3 million, or $0.14 per share on a basic and diluted basis, compared with an adjusted net loss attributable to common stockholders of $0.6 million, or $0.02 per share on a basic and diluted basis, for the first quarter of 2013.

Key Business Metrics (metrics include Market Leader)

•	Monthly unique visitors in the first quarter of 2014 were 44.6 million, an increase of 42% from 31.4 million in the same period last year.

•	Mobile monthly unique visitors in the first quarter of 2014 were 19.0 million, an increase of 68% from 11.4 million in the same period last year.

•	Total subscribers as of March 31, 2014 were approximately 66,700*, an increase from the approximately 59,700 as of December 31, 2013.

•	Average monthly revenue per subscriber for the first quarter of 2014 was $196, a 5% increase from $187 in the same period last year and a $4 increase from the fourth quarter of 2013.

•	New contributions to user-generated content totaled approximately 1.3 million in the first quarter of 2014, a 26% increase from approximately 1.1 million in the same period last year. As of March 31, 2014, this amounted to a cumulative total of more than 13 million contributions to user-generated content.

Selected Business Highlights

•	Redesigned mobile apps: Trulia redesigned its iPhone and Android apps ahead of the spring house hunting season. House hunters now have a comprehensive view of what a home and neighborhood are like with large pictures and easy-to-navigate photo galleries. They can quickly identify local amenities and important neighborhood info like crime, schools, and average sales prices for nearby homes. Home buyers can also save listings that they love, allowing Trulia to recommend the right homes for buyers and sellers as they come onto the market.

•	Launch of search experience for new homes: Trulia launched a new search experience for home buyers that are interested in new construction. People searching for new homes approach the search process differently than consumers searching for resale homes, so Trulia now brings information such as community amenities and home design choices to the forefront. The richer new home search experience also provides better exposure for Trulia’s builder partners to market their listings.

•	Direct data license with two of the nation’s largest MLSs: Trulia entered into direct data licenses with My Florida Regional MLS (MFRMLS) and the Arizona Regional Multiple Listing Service (ARMLS), to provide brokers the ability to send listings directly to Trulia. Together, MFRMLS and ARMLS are two of the 10 largest MLSs in the U.S. and collectively serve over 65,000 real estate professionals.

Outlook – Second Quarter 2014

Trulia is providing its outlook for revenue and Adjusted EBITDA for the second quarter of 2014:

•	Total revenue is expected to be in the range of $61.5 million to $62.5 million.

•	Marketplace revenue is expected to be in the range of 80% to 85% of total revenue.

•	Adjusted EBITDA is expected to be in the range of $2.3 million to $2.8 million. This represents 4% of revenue at the midpoint of the range.

Outlook – Full Year 2014

Trulia is updating its outlook for revenue and Adjusted EBITDA for full year 2014:

•	Total revenue is expected to be in the range of $250 million to $253 million, an increase of $5 million from the prior outlook.

•	Marketplace revenue is expected to be in the range of 80% to 85% of total revenue.

•	Adjusted EBITDA is expected to be in the range of $18 million to $22 million. This represents 8% of revenue at the midpoint of the range.

Conference Call Details

The live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 866-318-8614, or internationally at 617-399-5133, using passcode 81711587. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 50887533, until May 6, 2014.

Trulia will also release details of its results for the first quarter ended March 31 2014 via Twitter on Tuesday, April 29, at 2 p.m. Pacific Time after the market close. Details of Trulia’s quarterly financial results can be viewed on Twitter at hashtag #TRLAearnings.

About Trulia, Inc.

Trulia (NYSE: TRLA) gives home buyers, sellers and real estate agents all the tools and valuable information they need to be successful in the home search process. Through its innovative mobile and web products, Trulia provides engaged home buyers and sellers essential information about the house, the neighborhood and the process while connecting them with the right agents. For agents, Trulia, together with its Market Leader subsidiary, provide an end-to-end system that enables them to find and serve clients, create lasting relationships and build their business. Founded in 2005, Trulia is headquartered in San Francisco with offices in New York, Denver and Seattle. Trulia and the Trulia marker logo are registered trademarks of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to: our expectation that nearly 50 million unique visitors will to come to Trulia in the month of April; and our expectations regarding our revenue and Adjusted EBITDA for the second quarter of 2014 and full year 2014. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that we do not effectively execute on our national marketing campaign, and that our national marketing campaign does not increase the number of consumers, subscribers and advertisers on our marketplace; the housing market weakens; consumers, subscribers and advertisers do not continue to use our marketplace; we experience expenses that exceed our expectations; Trulia and Market Leader do not integrate successfully; the synergies between Trulia and Market Leader are not realized or not realized to the extent anticipated; and the disruption caused by the merger make it difficult to maintain certain strategic relationships. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013 that was filed on March 3, 2014. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Income/(Loss) and Pro Forma Financial Information

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA and adjusted net loss attributable to common stockholders. We define Adjusted EBITDA as net loss attributable to common stockholders adjusted to exclude interest income, interest expense, depreciation and amortization, income taxes, and compensation paid in stock. We define adjusted net loss attributable to common stockholders as net loss attributable to common stockholders adjusted to exclude compensation paid in stock. Adjusted EBITDA and adjusted net loss attributable to common stockholders exclude these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of compensation paid in stock, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors. Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of Trulia and are used by Trulia’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Trulia’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non-GAAP measures used by other companies.

For future periods, Trulia is unable to provide a reconciliation of Adjusted EBITDA to net income/(loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, compensation paid in stock, and certain other infrequently occurring items, such as acquisition related costs, that may be incurred in the future.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Ken Shuman, 415-517-7211 (Media)

pr@trulia.com

*	Assumes an overlap of approximately 20% between the subscriber bases of Trulia and Market Leader.

TRULIA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue	54,489	24,002
Costs and expenses:
Cost of revenue (exclusive of amortization of product development cost)	10,097	3,181
Technology and development	12,625	4,897
Sales and marketing	33,144	12,293
General and administrative	11,994	5,172

Total costs and expenses	67,860	25,543
Loss from operations	(13,371)	(1,541)
Interest income	145	26
Interest expense	(1,827)	(236)

Loss before provision for income taxes	(15,053)	(1,751)
Income tax provision	(98)	(231)

Net loss attributable to common stockholders	$(15,151)	$(1,982)

Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(0.07)

Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	36,726,178	28,427,025

Reconciliation to adjusted net loss and adjusted net loss per share attributable to common stockholders, basic and diluted, adjusted for compensation paid in stock:

Net loss attributable to common stockholders	(15,151)	(1,982)
Compensation paid in stock (Note A)	9,888	1,392

Adjusted net loss attributable to common stockholders	$(5,263)	$(590)

Adjusted net loss per share attributable to common stockholders, basic and diluted	(0.14)	(0.02)
Weighted average shares used in computing the adjusted net loss per share attributable to common stockholders, basic and diluted	36,726,178	28,427,025

Reconciliation to Adjusted EBITDA:

Net loss attributable to common stockholders	$(15,151)	$(1,982)
Non-GAAP adjustments:
Interest income	(145)	(26)
Interest expense	1,827	236
Depreciation and amortization	6,256	1,360
Income tax provision	98	231
Compensation paid in stock (Note A)	9,888	1,392

Adjusted EBITDA	$2,773	$1,211

Note (A)

Compensation paid in stock was allocated as follows:

	Three Months Ended March 31,
	2014	2013
Cost of revenue	$426	$41
Technology and development	1,844	411
Sales and marketing	3,493	337
General and administrative	4,125	603

Total compensation paid in stock	$9,888	$1,392

TRULIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2014	December 31, 2013

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$220,755	$225,597
Accounts receivable	11,230	11,697
Prepaid expenses and other current assets	8,190	12,272

Total current assets	240,175	249,566

Restricted cash	6,412	1,589
Property and equipment, net	25,999	22,289
Intangible assets, net	114,073	117,888
Goodwill	255,904	255,904
Other assets	8,430	8,173

TOTAL ASSETS	$650,993	$655,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	1,778	3,018
Accrued liabilities	11,155	11,261
Accrued compensation and benefits	8,498	10,863
Deferred revenue	10,962	10,002
Deferred rent, current portion	924	1,035
Capital lease liability, current portion	28	51

Total current liabilities	33,345	36,230

Deferred rent, net of current portion	5,125	4,751
Capital lease liability, net of current portion	80	84
Long-term debt	230,000	230,000
Other long-term liabilities	3,439	3,268

Total liabilities	271,989	274,333

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Additional paid-in capital	459,039	445,960
Accumulated deficit	(80,035)	(64,884)

Total stockholders’ equity	379,004	381,076

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$650,993	$655,409

TRULIA, INC.

Consolidated Statements of Cash Flows

(In thousands, except share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(15,151)	$(1,982)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,256	1,360
Compensation paid in stock	9,888	1,392
Provision for doubtful accounts	(221)	22
Loss on disposal of fixed assets	5	—
Amortization of debt discount	—	35
Amortization of debt issue cost	24	7
Amortization of underwriting fees	221	—
Changes in operating assets and liabilities:
Accounts receivable	688	(1,377)
Prepaid expenses and other current assets	4,082	(173)
Other assets	(502)	—
Accounts payable	(829)	42
Accrued liabilities	2,655	354
Accrued compensation and benefits	159	78
Deferred rent	263	18
Deferred revenue	960	1,518
Other long-term liabilities	57	—

Net cash provided by operating activities	8,555	1,294

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash and deposits	(4,823)	248
Purchases of property and equipment	(8,894)	(2,423)

Net cash used in investing activities	(13,717)	(2,175)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on public offering, net of underwriting discounts	—	114,056
Payments of costs related to public offerings	—	(65)
Value of equity awards withheld for tax liability	(1,374)	—
Repayments on capital lease liability	(27)	(87)
Proceeds from exercise of stock options	1,721	1,296

Net cash provided by financing activities	320	115,200

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(4,842)	114,319

CASH AND CASH EQUIVALENTS — Beginning of period	$225,597	$100,017
CASH AND CASH EQUIVALENTS — End of period	$220,755	$214,336

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$191
Cash paid for income taxes	$167	$231

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unpaid deferred IPO/follow-on public offering costs	$—	$1,024
Compensation paid in stock capitalized in product development costs	$434	$113
Net change related to purchases of property, equipment and intangible assets included in accounts payable and accrued liabilities	$(3,172)	$(7)
Purchases of property, equipment and intangible assets with accounts payable and accrued liabilities at period end	$792	$256
Common stock warrants exercised in a net settlement transaction	—	56,054